Exhibit 10.9

[English Translation]

Cooperation Agreement on Operation of Research Center for e-Government

By and Between

State Information Center

and

Beijing Gridsum Technology Co., Ltd.

March 2012

This Cooperation Agreement (hereinafter referred to as this “Agreement”) was made and entered into on March 16, 2012 by and between the following parties:

Party A:

State Information Center, a public institutional entity established as approved by the State Council, whose main business is providing decision-making consultation, information contents service and information technology service, and whose office address is at [No. 58, Sanlihe Road, Xicheng District, Beijing] (hereinafter referred to as “Party A” or “SIC”);

Legal Representative: Ping Du

Title: Executive Deputy Director

Party B:

Beijing Gridsum Technology Co., Ltd., a liability limited company legally established and legally existing in accordance with the laws of the People’s Republic of China, whose registered address is at [8/F, Office Building, Jade Palace Hotel, No. 76, Zhichun Road, Haidian District, Beijing] (hereinafter referred to as “Party B” or “Gridsum”);

Legal Representative: Guosheng Qi

Title: Chairman and CEO

For the purpose of this Agreement, “Party A” and “Party B” are referred to collectively as the “Parties” and individually as the “Party”.

Whereas:

1.              For the purpose of ensuring the normal operation and business expansion and development of the “Research Center for e-Government of the State Information Center” jointly invested in and established by SIC and Gridsum, the Parties will bring their respective advantages in resources, technologies and management to full play, and propose the detailed operation and management methods for the Research Center for e-Government through joint consultations.

2.              The Parties reach this Cooperation Agreement as follows based on the above-mentioned backgrounds.

Chapter 1 Business Entity Established for Operation of the Research Center for e-Government

I.                                        Establishment of the Business Entity

Gridsum applies with the competent industrial and commercial authority to register its wholly-owned subsidiary, “GuoxinJunhe (Beijing) Technology Co., Ltd.” (hereinafter referred to as “GuoxinJunhe”), to take charge for the commercial operation, marketing services, product sale and finance management of the Research Center for e-Government. Gridsum and GuoxinJunhe shall diligently manage the incomes and expenditures arising out of this cooperation and establish specific accounts.

GuoxinJunhe is responsible for the implementation and performance of any and all commercial cooperation and project operation and sales arising out of this cooperation, including but not limited to:

1.              selling the GWD software system to the Research Center for e-Government and its service targets;

2.              providing one-time or long-term consultation services to the service targets;

3.              rendering training programs and certification services to the users of the GWD products;

4.              organizing large-scale seminars, setting up information networks and releasing or publishing journals and reports related to management of government websites.

II.                                   Independent Operation

Beijing Gridsum Technology Co., Ltd. is the sole shareholder and decision maker of GuoxinJunhe. Except for Beijing Gridsum Technology Co., Ltd., the operation and management of GuoxinJunhe is not bound or controlled by any governmental institution, enterprise or individual.

GuoxinJunhe is established for the commercial operation related to this cooperation and has the right to conclude with the external service targets and perform the business contracts in the name of the Research Center for e-Government of the State Information Center (or its exclusive project implementation company) with the consent of the director of the Research Center for e-Government.

Chapter 2 Operation and Management of the Research Center for e-Government

I.                                        Management Method

1.              The Research Center for e-Government has one director and 3 to 4 deputy directors. The director is the person in charge of the Information Technology Research Department of SIC. One deputy director is the relevant person from the Information Technology Research Department of SIC, and the remaining 2 to 3 deputy directors are high-caliber professional talents employed by Gridsum. The persons in charge of various departments of the Research Center for e-Government shall be determined by the Parties through consultations. The staff members of various departments of the Research Center for e-Government shall be employed and recruited by Gridsum.

2.              The director of the Research Center for e-Government is responsible to formulate the general development plans of the Research Center for e-Government, coordinate the cooperative relationship of the Parties and promote the various business stipulated in the framework agreement. The director of the Research Center for e-Government shall report the progress of various work to the legal representatives of both Parties. The important activities carried out by both Parties in the name of the Research Center for e-Government within the business scope stipulated in the framework agreement, including concluding contracts, deploying software system, releasing consultation reports, organizing meetings, conducting promotion and marketing activities, training programs and publishing articles, shall be approved by both the director of the Research Center for e-Government and the legal representative of GuoxinJunhe.

3.              The Research Center for e-Government shall have independent office premise, the exact location of which shall be determined by the Parties through negotiations.

II.                                   Organization Setup

The Research Center for e-Government has five departments, namely Comprehensive Department, Experimentation Department, Consultation Department, Training Department and Cooperation and Exchange Department, and one expert commission. The director of the expert commission is to be appointed by SIC, and the secretary office of the expert commission is to be set up in the Cooperation and Exchange Department of the Research Center for e-Government. The organization setup of the Research Center for e-Government may be properly adjusted based on the needs of business development and the exact adjustment method is to be determined by the Parties through negotiations.

III.                              Daily Operation Capital

The daily operation capital of the Research Center for e-Government is to be provided by GuoxinJunhe, mainly including the specific research fee, technology support fee, office lease fee, daily office expenses, personnel cost and management cost. Such fees will be used mainly for the following purposes:

1.              GuoxinJunhe provides the specific research funding of RMB 600,000 to the Research Center for e-Government in 2012. From then on the specific research funding will be properly increased based on the needs of the research tasks in each year, the exact amount of which shall be determined by the Parties through negotiations. From 2012, such research funding shall be paid to the Information Technology Department of SIC by four installments on a quarterly basis in each year.

2.              GuoxinJunhe provides fees for the technology support services of the External Website Office and the Certification Office of SIC each year. The exact fee rate shall be determined by the Parties through negotiations;

3.              The fee to lease the office premise;

4.              The fee for the development, deployment and technology support of the GWD system;

5.              The daily office expenses, personnel costs, management costs, market expansion and other various investment of the Research Center for e-Government.

IV.                               Raising the Development Fund

GuoxinJunhe agrees to provide the development fund to SIC each year based on the needs of business development from 2013 to the expiry of the term hereof for the purpose of strengthening and expanding the researches, training programs, technology reforms and other tasks beneficial for the further cooperation between the Parties. GuoxinJunhe will pay 35% of the audited net profit of the previous year in the next year as the development fund for the Research Center for e-Government. The first payment will be made in 2014, the amount of which is 35% of the audited net profit of 2013.

The taxes on the above-mentioned daily operation capital, reimbursement, development fund and other various expenses shall be paid by SIC, and SIC shall provide the party paying such fees with the receipt (accounting) voucher recognized by the competent state taxation authority and reviewed and recognized by the certified accountant.

This Cooperation Agreement shall be executed and take effect from the first date mentioned at the beginning of this Agreement. Unless this Agreement is terminated during its term in accordance with the provisions hereof or by the Parties as otherwise agreed, the term of this Cooperation Agreement is [6] years.

Before the expiry of this Cooperation Agreement, this Agreement may be extended after the Parties confirm the same in writing through negotiations.

This Agreement is executed in four counterparts. Each Party holds two counterparts. All counterparts shall be equally authentic.

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Party A: State Information Center

(Stamp)

Signed by Legal Representative:	/s/Ping Du

Date: March 16, 2012

Party B: Beijing Gridsum Technology Co., Ltd.

(Stamp)

Signed by Legal Representative:	/s/ Guosheng Qi

Date: March 16, 2012